Exhibit 10.43

Execution Copy

Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

BRACKETS ([*]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE EXCHANGE ACT OF

1934, AS AMENDED

RESEARCH COLLABORATION

AND LICENSE AGREEMENT

BY AND BETWEEN

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

AND

COMBINATORX, INCORPORATED

Execution Copy

Confidential

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
ARTICLE II RESEARCH COLLABORATION		16
2.1	Research Collaboration	16
2.2	Collaboration Term	18
2.3	Obligations of CombinatoRx and Novartis	19
2.4	Joint Research Committee	19
2.5	Exchange of Information; Use of Technology	23
2.6	Primary Data Access	24
ARTICLE III LICENSES, OPTIONS AND EXCLUSIVITY		25
3.1	Research Use Only Licenses	25
3.2	License Grants to Novartis	25
3.3	License Grants to CombinatoRx	26
3.4	Chalice Analyzer Software License	27
3.5	Option and Exclusivity	27
3.6	No Implied Licenses	28
ARTICLE IV DEVELOPMENT AND RIGHT OF FIRST NEGOTIATION		29
4.1	Control over Development	29
4.2	Right of First Negotiation	29
ARTICLE V PAYMENTS		31
5.1	Research Collaboration Payments	31
5.2	Milestone Payments	33
5.3	Sales Reports	35
5.4	Terms of Payment	36
5.5	Audit	36
ARTICLE VI INTELLECTUAL PROPERTY		39
6.1	Intellectual Property Rights	39
6.2	Infringement	42
6.3	Defense and Settlement of Third Party Claims	44
6.4	Proprietary Materials	45
6.5	Section 365(n) of the Bankruptcy Code	45
ARTICLE VII REPRESENTATIONS AND WARRANTIES		45
7.1	Representations and Warranties of CombinatoRx	45
7.2	Representations and Warranties of Novartis	47
ARTICLE VIII CONFIDENTIALITY		49
8.1	Undertaking	49
8.2	Exceptions	50
8.3	Publications	51
8.4	Press Releases and Public Communications	52
8.5	Survival	53
ARTICLE IX TERM AND TERMINATION		53
9.1	Term	53
9.2	Termination for Cause	53
9.3	Termination for Bankruptcy	53
9.4	Termination for Change in Control or Liquidation of CombinatoRx	54
9.5	Effect of Expiration or Termination	54

i

ARTICLE X INDEMNIFICATION		56
10.1	Indemnification by CombinatoRx	56
10.2	Indemnification by Novartis	57
10.3	Claims Procedures	57
10.4	Insurance	58
ARTICLE XI MISCELLANEOUS PROVISIONS		59
11.1	Official Language	59
11.2	Governing Law and Venue	59
11.3	Compliance with Law	59
11.4	Waiver	59
11.5	Force Majeure	59
11.6	Severability	60
11.7	Government Acts	60
11.8	Government Approvals	60
11.9	Assignment	61
11.10	Affiliates and Subcontracting	61
11.11	Privacy Notice	61
11.12	Counterparts	62
11.13	No Agency	62
11.14	Notices	62
11.15	Headings	64
11.16	Authority	64
11.17	Entire Agreement	64

ii

This Research Collaboration and License Agreement (this “Agreement”) is dated as of May 1, 2009 (the “Effective Date”), by and between CombinatoRx, Incorporated, a Delaware corporation with principal offices at 245 First Street, Fourth Floor, Cambridge, MA 02142 (“CombinatoRx”), and Novartis Institutes for BioMedical Research, Inc., a Delaware corporation with principal offices at 250 Massachusetts Avenue, Cambridge, MA 02139 (“Novartis”).

WITNESSETH

WHEREAS, CombinatoRx has expertise in pharmaceutical discovery and development and combination high-throughput screening;

WHEREAS, Novartis and its Affiliates (as defined below) have expertise in the discovery, characterization, development and commercialization of pharmaceuticals worldwide; and

WHEREAS, the Parties desire to enter into a Research Collaboration, in which Novartis and CombinatoRx will collaborate for the purposes of identifying possible new combination therapies and identifying novel Targets, Pathways and Mechanisms of Action for drug discovery (each of “Parties,” “Research Collaboration,” “Targets,” “Pathways” and “Mechanisms of Action” as defined below);

NOW THEREFORE, in consideration of the foregoing premises, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms, whether used in singular or plural form, shall have the respective meanings set forth below:

1.1. “Affiliate” shall mean any Person who directly or indirectly controls, is controlled by or is under common control with a Party. For purposes of this definition, “control,” “controls” or “controlled” means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. In the case of Novartis, “Affiliates” shall also expressly be deemed to include the Novartis Institute for Functional Genomics, Inc. (also known as the Genomics Institute of the Novartis Research Foundation and its Affiliates.

1.2. “Bankrupt Party” shall have the meaning set forth in Section 9.3.

1.3. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed.

1.4. “Change in Control” of a Party shall mean such Party is involved in a merger, reorganization or consolidation in which its shareholders immediately prior to such transaction would hold less than fifty percent (50%) of the securities or other ownership or voting interests representing the equity of the surviving entity immediately after such merger, reorganization or consolidation, or if there is a bona fide sale of all or substantially all of such Party’s assets or business relating to this Agreement to a Third Party. In addition, a Change in Control of CombinatoRx shall be deemed to have occurred if a Significant Pharmaceutical Company (as defined in the following sentence) acquires effective control of the management and policies of CombinatoRx. A “Significant Pharmaceutical Company” is a pharmaceutical company, biotechnology company, or group of such companies acting in concert, with aggregate annual sales of pharmaceutical products greater than one billion U.S. dollars ($1,000,000,000).

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.5. “Collaboration Combination” shall mean a Patentable combination of two or more Compounds identified within the Research Collaboration. Combinations of Compounds for a particular Indication discovered by either Party outside of the Research Collaboration and set forth on Schedule B and Schedule D (by CombinatoRx and Novartis, respectively) to this Agreement prior to such combinations being screened under the Research Collaboration shall not be Collaboration Combinations.

1.6. “Collaboration Term” shall have the meaning set forth in Section 2.2.

1.7. “CombinatoRx Background Intellectual Property” shall mean all CombinatoRx Background Patents and CombinatoRx Background Know-How. For the purposes of clarity, CombinatoRx Background Intellectual Property shall exclude Project Intellectual Property and the Chalice Analyzer software.

1.8. “CombinatoRx Background Know-How” shall mean all Know-How Controlled by CombinatoRx or its Affiliates used in the Research Collaboration or otherwise necessary or useful for the discovery, research, evaluation, development or commercialization of a CombinatoRx Compound, Collaboration Combination, Target, Pathway, Mechanism of Action or drug product under this Agreement and existing as of the Effective Date or which arises during the Collaboration Term outside of the Research Collaboration. CombinatoRx Background Know-How shall exclude all Know-How that becomes Controlled by CombinatoRx or its Affiliates as a result of a Change in Control of CombinatoRx or such Affiliate.

1.9. “CombinatoRx Background Patents” shall mean all Patents Controlled by CombinatoRx or its Affiliates relating to the Research Collaboration, CombinatoRx Compounds, Collaboration Combinations, Targets, Pathways, Mechanisms of Action or drug products and existing as of the Effective Date or which arise during the Collaboration Term outside of the Research Collaboration.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

CombinatoRx Background Patents shall exclude all Patents set forth on Schedule B hereto, and all Patents that become Controlled by CombinatoRx or its Affiliates as a result of a Change in Control of CombinatoRx or such Affiliate.

1.10. “CombinatoRx Combination” shall mean a Collaboration Combination containing zero Novartis Compounds and at least one CombinatoRx Compound.

1.11. “CombinatoRx Compound” shall mean those Compounds contributed to the Library by CombinatoRx as of the Effective Date and during the Collaboration Term. CombinatoRx Compounds contributed to the Library shall be set forth on Schedule A to this Agreement, as updated from time to time. The composition and representation of CombinatoRx Compounds contributed to the Library shall be at CombinatoRx’s sole discretion.

1.12. “CombinatoRx Compound Project Intellectual Property” shall mean all Project Intellectual Property arising out of the Research Collaboration associated with a CombinatoRx Combination.

1.13. “Commencement Date” shall have the meaning set forth in Section 2.1(a).

1.14. “Compound” shall mean a compound, including esters, salts, acids, bases, isomers, enantiomers, prodrugs, metabolites, hydrates, solvates, polymorphs, degredants, derivatives, analogs, crystal forms or other noncovalent derivatives thereof.

1.15. “Controlled” shall mean the legal authority or right of a Party hereto to grant a license or sublicense of intellectual property rights to another Party hereto, or to otherwise disclose or grant access rights to proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party, other than as a result of any license granted under this Agreement.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.16. “CPI” shall mean the prior 12-month average, seasonally adjusted All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics. If the CPI-U is no longer published, “CPI” shall mean a substantially similar replacement index as regularly published by the Bureau of Labor Statistics.

1.17. “Disclosing Party” shall have the meaning set forth in Section 8.1(a).

1.18. “Drug Product” shall mean a finished dosage form containing a Novartis Combination as its active ingredient either alone or in combination with one or more active or inactive ingredients and which is ready for human or animal administration as a pharmaceutical.

1.19. “Effective Date” shall have the meaning set forth in the preamble to this Agreement.

1.20. “EMEA” shall mean the European Medicines Evaluation Agency or any successor agency thereto.

1.21. “Event of Bankruptcy” shall have the meaning set forth in Section 9.3.

1.22. “Exclusive License” shall have the meaning set forth in Section 3.5(a).

1.23. “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

1.24. “Field” shall mean the diagnosis, prophylaxis, palliation, treatment or prevention of any disease or condition in humans or animals.

1.25. “First Commercial Sale” shall mean the first sale of a Drug Product by or under the authority of Novartis or an Affiliate or sublicensee of Novartis to a Third Party in a country in the Territory following Regulatory Approval of such Drug Product in that country or, if no such Regulatory Approval or similar marketing approval is required, the date upon which such Drug Product is first commercially launched in such country; provided that First Commercial Sale shall not include any distribution or other sale solely for so-called treatment IND sales, named patient sales, compassionate or emergency use sales and pre-license sales.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.26. “First Patient First Visit” shall mean the administration of the first dose of a Compound, Collaboration Combination or Drug Product to the first patient at his or her first visit in a Phase I Clinical Trial or Phase III Clinical Trial, as applicable.

1.27. “FTE” shall mean the equivalent of the work of one (1) CombinatoRx scientist (including members of CombinatoRx’s technology platform team), full time for one year, which equates to [*] of work on or directly related to the Research Collaboration. Overtime and work on weekends, holidays and the like shall not be counted with any multiplier (i.e., time-and-a-half or double time) toward the number of hours that are used to calculate the number of FTEs under this Agreement. There shall be, at all times, no more than [*] FTEs for [*] FTE assigned to the Research Collaboration. CombinatoRx shall ensure that each FTE assigned to the Research Collaboration has the appropriate level of expertise, experience, training and, where applicable, licenses, necessary to perform the Research Collaboration. For the avoidance of doubt, FTE activities shall exclude managerial activities and shall be restricted to the performance and oversight of scientific work related directly to the Research Collaboration.

1.28. “IND” shall mean an Investigational New Drug application filed with the FDA or the corresponding application for the investigation of a Drug Product in any other country or group of countries, as defined in the applicable laws and regulations and filed with the Regulatory Authority of such country or group of countries.

1.29. “In-Licensed Program” shall have the meaning set forth in Section 4.2.

1.30. “Indemnified Party” shall have the meaning set forth in Section 10.3(a).

1.31. “Indemnifying Party” shall have the meaning set forth in Section 10.3(a).

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.32. “Indication” shall mean a recognized disease or condition, sign or symptom of a disease or condition, or symptom associated with a disease or syndrome for which use of a drug is approved, or may be approved, as would be identified for example in the drug’s label under applicable governmental or agency regulations or equivalent thereof.

1.33. “Initial Term” shall have the meaning set forth in Section 2.2.

1.34. “Invoice” shall mean an invoice delivered by CombinatoRx to Novartis in accordance with the terms of this Agreement, which invoice shall be in the form set forth on Schedule I.

1.35. “Joint Research Committee” shall have the meaning set forth in Section 2.4(a).

1.36. “Know-How” shall mean all intellectual property, proprietary material and information including but not limited to clinical and non-clinical data, technical information, know-how, experience, inventions, discoveries, trade secrets, compositions of matter and methods, whether currently existing as of the Effective Date or developed or obtained during the Collaboration Term and whether or not patentable or confidential, that are now or in the future become Controlled by CombinatoRx, Novartis or their respective Affiliates.

1.37. “Library” shall mean those CombinatoRx Compounds set forth on Schedule A, together with those Novartis Compounds set forth on Schedule C, as each may be updated from time to time, all to be utilized for purposes of the Research Collaboration as set forth in the Research Plan. The composition and representation of CombinatoRx Compounds and Novartis Compounds contributed to the Library shall be at CombinatoRx’s and Novartis’ sole discretion, respectively.

1.38. “Liquidation” of a Party shall mean any dissolution or liquidation of such Party for any reason or no reason, whether voluntary or involuntary.

1.39. “Major European Country” shall mean the United Kingdom, Germany, France, Spain, and Italy.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.40. “Mechanism of Action” shall mean a specific mechanism that contributes to the efficacy of a Compound.

1.41. “MHLW” shall mean the Japanese Ministry of Health, Labour and Welfare or any successor agency thereto.

1.42. “Miscellaneous Project Intellectual Property” shall mean any Project Intellectual Property which is not CombinatoRx Compound Project Intellectual Property, Novartis Protected Compound Project Intellectual Property, or Novartis Tool Compound Project Intellectual Property. For the sake of clarity Miscellaneous Project Intellectual Property does not include CombinatoRx Background Intellectual Property or Novartis Background Intellectual Property.

1.43. “Net Sales” shall mean with respect to any Drug Product, the gross amount invoiced by or on behalf of Novartis and any Novartis Affiliate, licensee or sublicensee for that Drug Product sold to Third Parties other than licensees or sublicensees in bona fide, arm’s-length transactions, less customary deductions, determined in accordance with Novartis’ standard accounting methods as generally and consistently applied by Novartis, to the extent included in the gross invoiced sales price of any Drug Product or otherwise directly paid or incurred by Novartis, its Affiliates or sublicensees with respect to the sale of such Drug Product, such as:

(i) free goods;

(ii) cash discounts;

(iii) direct to customer discounts;

(iv) charge-backs;

(v) Medicaid rebates;

(vi) discount card programs;

(vii) amounts repaid or credited by reasons of defects, rejection recalls, returns;

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(viii) tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on income);

(ix) delayed ship order credits;

(x) all insurance expenses included in the invoice price;

(xi) amounts credited for uncollectible amounts on previously sold products;

(xii) deduction of two percent (2%) for distribution and warehousing expenses; and

(xiii) any other reduction or specifically identifiable amounts included in the Drug Product’s gross invoice that should be credited for reasons substantially equivalent to those listed above;

all as determined in accordance with Novartis’ usual and customary accounting methods, which are in accordance with International Financial Reporting Standards as consistently applied at Novartis. Sales from Novartis to its Affiliates shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to Third Parties shall not be deducted from the invoice price in the calculation of Net Sales.

Further:

(a) In the case of any sale or other disposal of a Drug Product between or among Novartis and its Affiliates, licensees and sublicensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s length sale thereafter to a Third Party;

(b) In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time all the revenue recognition criteria under International Financial Reporting Standards are met;

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) In the case of any sale or other disposal for value, such as barter or counter-trade, of any Drug Product, or part thereof, other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Drug Product in the country of sale or disposal;

(d) In the event the Drug Product is sold in a finished dosage form containing a Novartis Combination as its active ingredients in combination with one or more other active ingredients (a “Combination Product”), the Net Sales of such Drug Product, for the purposes of determining sales milestones, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Drug Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Drug Product and the other product(s) in combination, Net Sales for purposes of determining sales milestones shall be agreed by the Parties based on the relative value contributed by each component, such agreement shall not be unreasonably withheld.

1.44. “Novartis Background Intellectual Property” shall mean all Novartis Background Patents and Novartis Background Know-How. For the purposes of clarity, Novartis Background Intellectual Property shall exclude Project Intellectual Property.

1.45. “Novartis Background Know-How” shall mean all Know-How Controlled by Novartis or its Affiliates and used in the Research Collaboration or otherwise necessary or useful for the discovery, research, evaluation, development or commercialization of Novartis Compounds, Novartis Combinations, Targets, Pathways, Mechanisms of Action or drug products under this Agreement and existing as of the Effective Date or which arises during the Collaboration Term outside of the Research Collaboration.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.46. “Novartis Background Patents” shall mean all Patents Controlled by Novartis or its Affiliates (other than by virtue of the licenses granted to it and its Affiliates hereunder) relating to the Research Collaboration, Novartis Compounds, Novartis Combinations, Targets, Pathways, Mechanisms of Action or drug products under this Agreement and existing as of the Effective Date or which arise during the Collaboration Term outside of the Research Collaboration.

1.47. “Novartis Combination” shall mean a Collaboration Combination containing at least one Novartis Compound, regardless of whether or not such Collaboration Combination also includes one or more CombinatoRx Compounds.

1.48. “Novartis Compound” shall mean those Compounds contributed to the Library by Novartis as of the Effective Date and during the Collaboration Term as set forth on Schedule C. The composition and representation of Novartis Compounds contributed to the Library shall be at Novartis’ sole discretion. For purposes of clarity, each Novartis Compound shall either be a Novartis Protected Compound or a Novartis Tool Compound.

1.49. “Novartis Protected Compound” shall mean a Novartis Compound that is (i) not a Novartis Tool Compound and (ii) associated with a project which is under active research, development or commercialization by Novartis or an Affiliate of Novartis at the time such Novartis Compound is contributed to the Library and entered onto Schedule C by Novartis. Novartis Protected Compounds shall be set forth on Schedule C to this Agreement, as updated from time to time by Novartis in its sole discretion. For purposes of clarity, a Novartis Protected Compound that is under “active research” is a Novartis Compound which is within a bona-fide research project with the intent of discovering and/or optimizing a Compound suitable for clinical development.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.50. “Novartis Protected Compound Project Intellectual Property” shall mean all Project Intellectual Property arising out of the Research Collaboration using one or more Novartis Protected Compound(s), including without limitation intellectual property that covers any Compound that modulates the same Target or has the same Mechanism of Action as such Novartis Protected Compound. For the avoidance of doubt, Project Intellectual Property that arises out of the use of one or more Novartis Protected Compounds and either or both of one or more Novartis Tool Compounds or CombinatoRx Compounds shall be considered Novartis Protected Compound Project Intellectual Property.

1.51. “Novartis Tool Compound” shall mean a Novartis Compound that is not under an active research, development, or commercialization program by Novartis or an Affiliate of Novartis at the time such Novartis Compound is contributed to the Library and entered onto Schedule C by Novartis. Novartis Tool Compounds shall be set forth on Schedule C to this Agreement, as updated from time to time by Novartis in its sole discretion.

1.52. “Novartis Tool Compound Project Intellectual Property” shall mean all Project Intellectual Property arising out of the Research Collaboration using one or more Novartis Tool Compound(s) and without the use of any Novartis Protected Compounds.

1.53. “Option” shall have the meaning set forth in Section 3.5(a).

1.54. “Option Exercise Notice” shall have the meaning set forth in Section 3.5(a).

1.55. “Other Party” shall have the meaning set forth in Section 9.3.

1.56. “Out-License Notice” shall have the meaning set forth in Section 4.2.

1.57. “Parties” shall mean CombinatoRx and Novartis, and each individually shall be a “Party.”

1.58. “Patentable” shall mean patentable according to the laws and regulations of any of the following: the United States, any Major European Country, or Japan.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.59. “Patents” shall mean all patent filings and utility model filings, whether granted (issued), or pending and all foreign counterparts of any of the foregoing, including but not limited to patent applications, continuations, continuations-in-part, additions, divisionals, provisionals or any substitute applications, black box applications, registration applications, supplementary protection certificate applications, and including granted (issued) patents with respect to any of such application, including reissue patents, re-examination patents, renewal patents, extensions including supplementary protection certificates, confirmation patents or registration patents and patents of addition.

1.60. “Pathway” shall mean a specific biological pathway that contributes to the efficacy of a Compound.

1.61. “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.62. “Phase I Clinical Trial” shall mean a study in humans which provides for the first introduction in humans of a Drug Product, conducted in normal volunteers or patients to obtain information on safety, tolerability, pharmacological activity or pharmacokinetics, or otherwise meeting the requirements of 21 C.F.R. §312.21(a).

1.63. “Phase III Clinical Trial” shall mean, with respect to a Drug Product, a clinical study of such Drug Product in patients intended to support the Regulatory Filing for Regulatory Approval for the Drug Product in a designated Indication, or otherwise meeting the requirements of 21 C.F.R. §312.21(c).

1.64. “Project Intellectual Property” shall mean any and all Know-How and inventions, including Patents covering the foregoing which are made, conceived or reduced to practice alone or jointly by CombinatoRx, Affiliates of CombinatoRx, Novartis, Affiliates of Novartis, or any employee, agent or Third Party acting on its or their behalf in connection with any research, development or other work performed under or in connection with the Research Collaboration. In addition, Project Intellectual Property shall also include

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

all Know-How and inventions, including Patents resulting therefrom, which are made, conceived or reduced to practice alone or jointly by CombinatoRx and Affiliates of CombinatoRx in anticipation of any research, development or other work performed under or in connection with the Research Collaboration from the earlier of (i) the Effective Date or (ii) the date of disclosure of a Target or Novartis Compound to CombinatoRx.

1.65. “Proof of Concept” shall mean efficacy as measured by a statistically significant improvement of a pharmacodynamic endpoint in an in vivo disease model.

1.66. “Proprietary Materials” shall have the meaning set forth in Section 6.4.

1.67. “Prosecuting Party” shall have the meaning set forth in Section 6.2(d).

1.68. “Receiving Party” shall have the meaning set forth in Section 8.1.

1.69. “Regulatory Approval” with respect to a country shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Drug Product in that country including, without limitation and where applicable, approval of labeling, price, reimbursement and manufacturing.

1.70. “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department bureau or other governmental entity with authority over the marketing, pricing or sale of a pharmaceutical product in a country, including the FDA, EMEA and MHLW, as applicable.

1.71. “Regulatory Filing” shall mean with respect to each Drug Product the submission to the relevant Regulatory Authority of any appropriate regulatory application, and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, supplementary application or variation thereof, or any equivalent applications.

1.72. “Renewal Term” shall have the meaning set forth in Section 2.2.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

1.73. “Research Collaboration” shall mean all activities undertaken pursuant to this Agreement under the Research Plan.

1.74. “Research Plan” shall have the meaning set forth in Section 2.1(a).

1.75. “Right of First Negotiation” or “ROFN” shall have the meaning set forth in Section 4.2.

1.76. “ROFN Period” shall have the meaning set forth in Section 4.2.

1.77. “Software License Agreement” shall have the meaning set forth in Section 3.4.

1.78. “Target” shall mean a specific biological target that contributes to the efficacy of a Compound.

1.79. “Territory” shall mean the world.

1.80. “Third Party” shall mean any Person or entity which is not a Party or an Affiliate of any Party to this Agreement.

1.81. “Valid Claim” shall mean a claim of any granted, unexpired Patent that has not been revoked or held unenforceable or invalid by a decision of a competent court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and that has not been lost through interference proceedings, opposition, revocation or nullity proceedings, or by intentional or unintentional abandonment.

ARTICLE II

RESEARCH COLLABORATION

2.1 Research Collaboration

(a) Under this Agreement, the Parties shall collaborate on the Research Collaboration. The Parties shall use good faith efforts to develop a research plan which shall outline the overall objectives of the Research Collaboration, including, but not limited to, identification of the Novartis Compounds and CombinatoRx Compounds to be included in the Library and

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

screened under the Research Collaboration, the manner in which the Library shall be screened, the identification of cell lines to be used in such screening, general work flow, the roles and responsibilities of each Party and deliverables for each Party (the “Research Plan”). The Research Plan, as it may be amended pursuant to this Agreement, shall be limited to research activities in oncology. An initial outline of the Research Plan shall be attached to this Agreement as Schedule E. Within forty-five (45) calendar days following the Effective Date of this Agreement, Novartis and CombinatoRx shall develop and agree on a final initial Research Plan for approval by the Joint Research Committee. Unless otherwise mutually agreed in writing by the Parties, the later of the date upon which the final Research Plan and final list of cell lines to be used for the Research Collaboration (as set forth on Schedule F) are approved by the Joint Research Committee shall be the “Commencement Date” for the Research Collaboration, provided that the Commencement Date shall in no event be more than forty-five (45) calendar days after the Effective Date. The Parties may, from time to time during the Collaboration Term, amend the Research Plan by submitting a new proposed Research Plan for approval by the Joint Research Committee. The Joint Research Committee may also review and revise the Research Plan and the list of cell lines to be used in the Research Collaboration from time to time, as necessary. Any disagreements between the Parties with respect to the Research Plan, Schedule F, or proposed changes thereto, shall be resolved in accordance with Section 2.4(e) of this Agreement, respective of the limits set forth in Section 5.1(e).

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(b) Immediately prior to the Effective Date, or reasonably promptly thereafter, each Party shall provide the other with its proposed Schedule A and Schedule C, respectively. The Parties shall confirm that no Novartis Compound set forth on Schedule C is redundant to any CombinatoRx Compound set forth on Schedule A. The Parties shall re-confirm that there is no redundancy between Schedule A and Schedule C each time that a Party adds a new Compound to the Library. The Parties shall facilitate this by providing the other with an updated schedule when necessary. In the event that a CombinatoRx Compound set forth on Schedule A is chemically identical to a Novartis Compound set forth on Schedule C, such compound shall be deemed to be a Novartis Compound under this agreement.

(c) Immediately prior to the Effective Date, or reasonably promptly thereafter, Novartis shall determine which cell lines are to be used to screen the Library under the Research Collaboration, set forth such cell lines on a list, and provide such list to CombinatoRx. CombinatoRx shall review Novartis’ proposed list of cell lines and advise Novartis of any reasonable objections it has to any of the cell lines on such list. Novartis shall take such objections into consideration and adjust the list of cell lines, as necessary. Such adjusted list shall be attached to this Agreement as Schedule F. For purposes of clarity, Novartis shall have sole authority to make the final determination regarding which cell lines shall be included on or excluded from Schedule F.

2.2 Collaboration Term

The Research Collaboration and the obligations of the Parties in connection with the Research Collaboration under this Article II shall expire on the second (2nd) anniversary of the Commencement Date (the “Initial Term”), unless earlier terminated in accordance with the provisions of this Agreement or extended pursuant to the following sentence. Novartis may, in its sole discretion, extend the

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Collaboration Term for three (3) additional one-year periods (each, a “Renewal Term”), pursuant to written notice provided to CombinatoRx, in each case, no later than [*] prior to the end of the Initial Term or current Renewal Term, as applicable. Such written notice shall include the number of FTEs to be assigned to the Research Collaboration during such Renewal Term, respective of the limits set forth in Section 5.1(b). Collectively, the Initial Term and any Renewal Term(s) shall be referred to as the “Collaboration Term.”

2.3 Obligations of CombinatoRx and Novartis

(a) Each Party shall use commercially reasonable efforts and good laboratory practices to fulfill its respective obligations under the Research Collaboration. CombinatoRx shall not use any Novartis Compound included in the Library other than pursuant to the Research Collaboration.

(b) At least ten (10) calendar days prior to each scheduled quarterly meeting of the Joint Research Committee, each Party shall provide a report to the Joint Research Committee detailing its progress with respect to the Research Plan and other activities hereunder, such report to include all Collaboration Combinations, Targets, Pathways, Mechanisms of Action and Project Intellectual Property identified up to the time of such report.

2.4 Joint Research Committee

(a) Upon execution of this Agreement, CombinatoRx and Novartis will establish a Joint Research Committee (“Joint Research Committee”), which shall consist of an equal number of representatives from each of CombinatoRx and Novartis, who may be executives or scientists as may be designated by each Party from time to time. The Joint Research Committee

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

shall initially have a total of six (6) members, with each of Novartis and CombinatoRx having one (1) vote. The chairperson of the Joint Research Committee will be appointed by Novartis. The Joint Research Committee shall hold its first meeting within thirty (30) calendar days after the Effective Date. Thereafter, the Joint Research Committee shall meet quarterly, or with such other frequency as may be established by the Joint Research Committee, and at such times and locations as may be established by the Joint Research Committee, for the following purposes:

(i) Provide general oversight of the Research Collaboration;

(ii) Periodically review the overall goals and strategy of the Research Collaboration and review and approve changes to the Research Plan;

(iii) Periodically review and adjust the number of CombinatoRx FTEs assigned to the Research Collaboration, respective of the limits set forth in Section 5.1(b);

(iv) Periodically review and update the list of cell lines to be used in the Research Collaboration as set forth on Schedule F, respective of the limits set forth in Section 5.1(e);

(v) Periodically review and discuss issues relevant to the prosecution, maintenance and enforcement of Project Intellectual Property in accordance with Article VI;

(vi) Prioritize and approve the allocation of resources dedicated to the Research Collaboration; and

(vii) Resolve any disagreement between the Parties and discuss and resolve any other relevant issues properly submitted to it, in accordance with the dispute resolution procedure set forth in Section 2.4(e) below.

(b) Each Party shall bear all expenses incurred by its delegates in connection with their participation on the Joint Research Committee.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) Meetings of the Joint Research Committee may be held in person, by video conference or by teleconference, as the Joint Research Committee may determine. The location for in person meetings will alternate between CombinatoRx’s offices in Cambridge, Massachusetts and Novartis’ offices in Cambridge, Massachusetts, or such other location as mutually agreed by the Parties from time to time. Each Party shall be entitled to bring visitors to participate in meetings of the Joint Research Committee; provided that (i) the other Party is notified in advance, (ii) such visitors are reasonably acceptable to the other Party, and (iii) such visitors are subject to obligations of confidentiality and non-use to the inviting Party no less burdensome than as set forth in Article VIII. A Party may call a meeting of the Joint Research Committee upon reasonable notice to the other Party, such notice requirement being deemed waived by a Party’s attendance and participation. Except where a Party fails to appoint a member or members to the Joint Research Committee or fails to participate in meetings of the Joint Research Committee pursuant to Sections 2.4(f) and 2.4(g), both Parties must be represented at a meeting of the Joint Research Committee for the Joint Research Committee to take any action hereunder. Conversations between members of the Joint Research Committee shall not be deemed to be meetings thereof absent a call for a meeting, whether mutual or unilateral, or a meeting being otherwise scheduled.

(d) The Joint Research Committee shall have the authority to create additional subcommittees as needed.

(e) The Joint Research Committee shall make all decisions unanimously. If the Joint Research Committee cannot or does not, after good faith efforts, reach agreement on an issue within the scope of authority of the Joint Research Committee, then the matter will be referred for resolution to Novartis’ or its Affiliate’s Vice President of Oncology

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Research (or such other individual of comparable seniority as may be designated from time to time by Novartis or its Affiliate) and CombinatoRx’s Chief Executive Officer (or such other individual of comparable seniority as may be designated from time to time by CombinatoRx), who will attempt to resolve the matter within a reasonable period of time. In the event that the Parties remain unable to reach a unanimous decision within thirty (30) calendar days of the matter having been referred to the representatives of the Parties described in the preceding sentence, Novartis shall have the deciding vote. Notwithstanding the foregoing, neither the Joint Research Committee nor any subcommittee of the Joint Research Committee shall have the authority to amend or modify the terms of this Agreement or to resolve contractual disputes between the Parties.

(f) The appointment of members to and participation in the Joint Research Committee is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21. Each Party shall be free to determine not to appoint members to the Joint Research Committee.

(g) The failure of a Party (“Appointing Party”) to appoint members of the Joint Research Committee shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such persons are appointed, the other Party may unilaterally discharge the roles of the Joint Research Committee or any subcommittee thereof for which members were not appointed by an Appointing Party.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

2.5 Exchange of Information; Use of Technology

(a) CombinatoRx, Novartis and their respective Affiliates will share information with the Joint Research Committee necessary to facilitate mutual understanding of the status of the Research Collaboration and decision-making in connection therewith.

(b) To facilitate the collaborative efforts of each Party, CombinatoRx shall provide regular electronic updates regarding the results of its screening efforts under the Research Collaboration with respect to Collaboration Combinations using the Chalice Analyzer software.

(c) Neither Party nor any of its Affiliates shall use information disclosed by the other Party or its Affiliates (excluding information which is no longer subject to confidentiality restrictions under Article VIII by reason of the exceptions set forth in Sections 8.2(a), (b), (c), (d) and (e)) for any purpose without the disclosing Party’s written consent, other than for carrying out the objectives of the Research Collaboration or discharging its rights and responsibilities under this Agreement.

(d) Except as otherwise set forth in this Agreement, neither Party shall be entitled to information from the other Party concerning know-how, information or technology discovered or developed by that Party outside of such Party’s obligations under this Agreement or in connection with the development of drug products containing Collaboration Combinations; except that each Party must disclose to the Joint Research Committee as soon as practicable any and all Project Intellectual Property.

(e) Neither Party nor any of their respective Affiliates will apply its rights in any information or technology or the use thereof (and will use commercially reasonable efforts to prevent its licensees, if any, from applying similar rights acquired by license) to block or impede the use of such information or technology as permitted hereunder by the other Party or its assignees or licensees.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

2.6 Primary Data Access

CombinatoRx shall grant to Novartis and its Affiliates access to all data (including, without limitation, all primary data and data contained in laboratory notebooks (which laboratory notebooks shall be used solely in connection with the performance of this Agreement and shall be maintained in accordance with Novartis’ procedures as described below)) that relates to the Research Collaboration and/or is generated in the course of performing CombinatoRx’s obligations under this Agreement. CombinatoRx shall comply with Novartis’ standard procedures for maintaining laboratory notebooks and associated accessory records in accordance with Novartis’ Global Laboratory Notebook Guidelines, a copy of which is attached hereto as Schedule G. Such original notebooks shall be the property of Novartis, and CombinatoRx shall provide all original notebooks (both completed and uncompleted) to Novartis at Novartis’ request and expense. Prior to providing such original notebooks to Novartis, CombinatoRx shall make and retain at least one true and complete copy of each such notebook (one such copy to be at Novartis’ expense), and shall thereafter be entitled on reasonable request to receive from Novartis additional copies at CombinatoRx’s expense. Novartis and its Affiliates shall also have the right, at reasonable intervals, upon reasonable notice to CombinatoRx, to have authenticated copies of such data and notebooks made to use and transfer as permitted hereunder. Any data not otherwise contained in laboratory notebooks shall be provided to Novartis in the format mutually agreed by the Parties. CombinatoRx may retain for itself copies of all data provided to Novartis for all purposes permitted under this Agreement.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

ARTICLE III

LICENSES, OPTIONS AND EXCLUSIVITY

3.1 Research Use Only Licenses

(a) Novartis hereby grants to CombinatoRx a non-exclusive, worldwide, royalty free, non-fee-bearing, non-sublicensable, research use only license to practice any Novartis Background Intellectual Property and Novartis’ interest in Project Intellectual Property required by CombinatoRx to meet CombinatoRx’s obligations under the Research Collaboration solely during the Collaboration Term.

(b) CombinatoRx hereby grants to Novartis and its Affiliates a non-exclusive, worldwide, royalty free, non-fee-bearing, sub-licensable, research use only license to practice any CombinatoRx Background Intellectual Property and CombinatoRx’s interest in Project Intellectual Property required by Novartis and its Affiliates to meet Novartis’ obligations under the Research Collaboration solely during the Collaboration Term.

3.2 License Grants to Novartis

(a) CombinatoRx hereby grants to Novartis and its Affiliates an exclusive (even with regard to CombinatoRx), worldwide, royalty free, perpetual, sub-licensable license to use and exploit CombinatoRx’s interest in the Project Intellectual Property necessary or useful to (i) research, develop and/or commercialize any Novartis Protected Compound and any drug product containing such Novartis Protected Compound and (ii) use and exploit the Novartis Protected Compound Project Intellectual Property.

(b) CombinatoRx hereby grants to Novartis and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit all CombinatoRx Background Intellectual Property necessary or useful to use and exploit the Novartis Protected Compound Project Intellectual Property.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) CombinatoRx hereby grants to Novartis and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit CombinatoRx’s interest in the Novartis Tool Compound Project Intellectual Property for any purpose.

(d) CombinatoRx hereby grants to Novartis and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit all CombinatoRx Background Intellectual Property necessary or useful to research, develop and/or commercialize any Compound or drug product which uses or exploits Novartis Tool Compound Project Intellectual Property.

(e) CombinatoRx hereby grants to Novartis and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit CombinatoRx’s interest in the Miscellaneous Project Intellectual Property for any purpose.

3.3 License Grants to CombinatoRx

(a) Novartis hereby grants to CombinatoRx and its Affiliates an exclusive (even with regard to Novartis), worldwide, royalty free, perpetual, sub-licensable license to use and exploit Novartis’ interest in the Project Intellectual Property necessary or useful to research, develop and commercialize any CombinatoRx Combination and any CombinatoRx Compound that is not part of a Novartis Combination.

(b) Novartis hereby grants to CombinatoRx and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit all Novartis Background Intellectual Property necessary or useful to use and exploit the CombinatoRx Compound Project Intellectual Property.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) Novartis hereby grants to CombinatoRx and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit Novartis’ interest in the Novartis Tool Compound Project Intellectual Property for any purpose.

(d) Novartis hereby grants to CombinatoRx and its Affiliates a non-exclusive, worldwide, royalty free, perpetual, sub-licensable license to use and exploit Novartis’ interest in the Miscellaneous Project Intellectual Property for any purpose.

3.4 Chalice Analyzer Software License

Concurrently with the execution of this Agreement, the Parties shall execute the software license agreement for Chalice Analyzer software in the form attached to this Agreement as Schedule SL (the “Software License Agreement”). The signatures of each Party to this Agreement shall not be effective until the Parties have also signed the Software License Agreement, and the signatures of each Party to the Software License Agreement shall not be effective until the Parties have also signed this Agreement. However, termination or expiration of this Agreement shall not terminate, constitute a breach of, or otherwise affect the Software License Agreement.

3.5 Option and Exclusivity

(a) CombinatoRx hereby grants to Novartis an exclusive option (the “Option”), to acquire an exclusive (even with regard to CombinatoRx), worldwide, transferable, perpetual, sub-licensable, royalty free, fully paid up license for Novartis and its Affiliates to CombinatoRx’s interest in Novartis Tool Compound Project Intellectual Property necessary or useful to research, develop and/or commercialize any Compound or drug product which uses or exploits Novartis Tool Compound Project Intellectual Property (the “Exclusive License”). The Option may be exercised by Novartis once per twelve month period, beginning on the Commencement Date, at any time during the Collaboration Term, so long as there

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

are at least [*] patentable inventions within Novartis Tool Compound Project Intellectual Property for which Patents have been filed during such [*] period. Novartis may exercise the Option by delivering to CombinatoRx written notice of exercise (the “Option Exercise Notice”) specifying the Novartis Tool Compound Project Intellectual Property with respect to which the Option is being exercised. Upon delivery of the Option Exercise Notice to CombinatoRx, the license to CombinatoRx’s interest in such Novartis Tool Compound Project Intellectual Property pursuant to Section 3.2(c) shall immediately and automatically become the Exclusive License. CombinatoRx shall, and shall cause its Affiliates, to provide reasonable assistance to Novartis to effectuate the Exclusive License, and shall execute, and cause its Affiliates to execute, all documents reasonably necessary to effectuate such Exclusive License.

(b) During the Collaboration Term, CombinatoRx shall not license or sublicense any CombinatoRx Background Intellectual Property or its interest in any Novartis Tool Compound Project Intellectual Property to any Third Party unless and until CombinatoRx has demonstrated Proof of Concept of such CombinatoRx Background Intellectual Property or such Novartis Tool Compound Project Intellectual Property pursuant to a bona-fide research program exploiting such CombinatoRx Background Intellectual Property or such Novartis Tool Compound Project Intellectual Property.

3.6 No Implied Licenses

Except as set forth elsewhere in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication, estoppel or otherwise, in any information or materials provided to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

ARTICLE IV

DEVELOPMENT AND RIGHT OF FIRST NEGOTIATION

4.1 Control over Development

(a) Novartis and its Affiliates shall be responsible for and have sole discretion concerning all aspects of the development and commercialization of all Novartis Compounds, Novartis Combinations and drug products containing a Novartis Compound, including without limitation, selecting such Novartis Compounds, Novartis Combinations and drug products for pre-clinical and clinical development, development and implementation of a regulatory strategy; determination of the Indications for drug product development; formulation, packaging and labeling of such drug products; and manufacture, marketing, pricing, promotion, sale and distribution of such drug products.

(b) Subject to Section 4.2 below, CombinatoRx shall be responsible for and have sole discretion concerning all aspects of the development and commercialization of all CombinatoRx Compounds and CombinatoRx Combinations, including without limitation, selecting such CombinatoRx Compounds and CombinatoRx Combinations for pre-clinical and clinical development, development and implementation of a regulatory strategy; determination of the Indications for development; formulation, packaging and labeling; and manufacture, marketing, pricing, promotion, sale and distribution of such CombinatoRx Compounds and CombinatoRx Combinations.

4.2 Right of First Negotiation

Novartis shall have a right of first negotiation with respect to each CombinatoRx Combination arising from and each CombinatoRx Compound contributed to the Research Collaboration (each, a “Right of First Negotiation” or “ROFN”) until [*] after [*] for such CombinatoRx Combination or CombinatoRx Compound (each, a “ROFN Period”). During the ROFN Period for each CombinatoRx Combination and CombinatoRx Compound, CombinatoRx shall notify Novartis in writing of its intent to out-license or

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

the receipt of a bona-fide offer to out-license such CombinatoRx Combination or CombinatoRx Compound (each, an “Out-License Notice”). Novartis may exercise the Right of First Negotiation regarding such CombinatoRx Combination or CombinatoRx Compound within [*] calendar days of Novartis’ receipt of the Out-License Notice pertaining to such CombinatoRx Combination or CombinatoRx Compound by providing written notice to CombinatoRx. If Novartis does not exercise the Right of First Negotiation within such [*] period, CombinatoRx shall have no further obligations to Novartis with respect to such CombinatoRx Combination or CombinatoRx Compound. If Novartis exercises the Right of First Negotiation for such CombinatoRx Combination or CombinatoRx Compound, the Parties shall enter into good faith negotiations regarding such license. Each CombinatoRx Combination or CombinatoRx Compound licensed to Novartis pursuant to a Right of First Negotiation shall be referred to as an “In-Licensed Program.” If the Parties have not entered into a definitive agreement for such license within [*] of Novartis’ exercise of the ROFN, CombinatoRx shall be free, for a period of [*] thereafter, to license such CombinatoRx Combination or CombinatoRx Compound to any Third Party on terms no more favorable than those last offered to Novartis or rejected by CombinatoRx. If CombinatoRx is unable to conclude an agreement with a Third Party within such [*] period, then the Right of First Negotiation for such CombinatoRx Combination or CombinatoRx Compound shall be renewed, unless the relevant ROFN Period has expired. For purposes of clarity, the Right of First Negotiation with respect to a CombinatoRx Combination or CombinatoRx Compound may be renewed pursuant to the preceding sentence any number of times until the ROFN Period for such CombinatoRx Combination or CombinatoRx Compound expires.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

ARTICLE V

PAYMENTS

5.1 Research Collaboration Payments

(a) Novartis or its Affiliate shall make a one-time, non-refundable (except as set forth in Section 9.5(d)) up-front payment of four million US Dollars (US$4,000,000) as partial consideration for the Research Collaboration within [*] calendar days after Novartis receives CombinatoRx’s Invoice for the same, which Invoice may be sent after the Effective Date of this Agreement. Such up-front payment shall also constitute full consideration for the initial five (5) year term of the license to the Chalice Analyzer software as set forth in the Software License Agreement. For purposes of clarity, no further up-front payments of any kind will be payable in connection with the Research Collaboration or the Software License Agreement.

(b) Novartis shall pay for [*] of the total number of FTEs assigned to the Research Collaboration. CombinatoRx shall pay for [*] of the total number of FTEs assigned to the Research Collaboration. During the Initial Term, Novartis shall make research payments to CombinatoRx equal to [*] (US$[*]) per year per FTE assigned to the Research Collaboration that Novartis supports pursuant to the first sentence of this Section 5.1(b). Such payments shall be (i) made quarterly (based on the Commencement Date) in arrears, (ii) based on [*] of the actual number of FTEs assigned to the Research Collaboration during the preceding quarter and (iii) paid within [*] calendar days after Novartis receives CombinatoRx’s Invoice for the same. For the avoidance of doubt, such rate will include all travel expenses. During the Initial Term, the total number of FTEs assigned to the Research Collaboration shall equal [*]. During any Renewal Term, the total number of FTEs assigned to the Research Collaboration may be reduced by Novartis pursuant to Section 2.2, but shall not be

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

reduced to less than [*] the total number of FTEs assigned to the Research Collaboration during (i) the Initial Term, with respect to the first Renewal Term, or (ii) the previous Renewal Term, with respect to the second and third Renewal Terms, if applicable. At no time during the Term shall the total payments from Novartis to CombinatoRx for FTEs assigned to the Research Collaboration exceed three million US Dollars (US$3,000,000) per twelve-month period.

(c) If Novartis extends the length of the Collaboration Term beyond the Initial Term pursuant to Section 2.2, the amount paid by Novartis per FTE and the total annual amount of FTE support payable by Novartis pursuant to Section 5.1(b) shall be adjusted in proportion to the CPI once per year at the second and any subsequent anniversary of the Commencement Date, provided such adjustment shall not result in a decrease in the amount paid by Novartis per FTE from the proceeding year.

(d) Novartis shall be responsible for all expenses associated with conducting its obligations under the Research Collaboration.

(e) CombinatoRx shall be responsible for all non-FTE expenses associated with conducting its obligations under the Research Collaboration, including but not limited to the acquisition of cell lines to be used in the Research Collaboration as set forth on Schedule F attached hereto. Schedule F may be updated from time to time pursuant to Section 2.4, provided that (i) Novartis may not add cell lines to Schedule F whose cost per cell line (based on terms and conditions customary in the industry) exceeds [*] ($[*]), and (ii) in no event shall CombinatoRx be required to purchase more than [*] cell lines during the Collaboration Term.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

5.2 Milestone Payments

(a) Novartis or its Affiliates shall inform CombinatoRx within sixty (60) calendar days of the achievement of any of the milestone events set forth below with respect to the development or sales of a Novartis Combination or Drug Product, and Novartis or its Affiliates shall pay to CombinatoRx the amounts set forth below within [*] calendar days following Novartis’ receipt of an Invoice from CombinatoRx in respect of such amount.

Development Milestones:

Milestone Event	Amount
Upon the First Patient First Visit in a Phase I Clinical Trial.	US$	[*]

Upon the First Patient First Visit in a Phase III Clinical Trial.	US$	[*]

Upon the first Regulatory Approval in the United States of a Novartis Combination or Drug Product where a Valid Claim included in the Project Intellectual Property is necessary for commercialization of the Novartis Combination or Drug Product in the Indication for which Regulatory Approval has been obtained.	US$	[*]

Upon the first Regulatory Approval in a Major European Country of a Novartis Combination or Drug Product where a Valid Claim included in the Project Intellectual Property is necessary for commercialization of the Novartis Combination or Drug Product in the Indication for which Regulatory Approval has been obtained.	US$	[*]

Upon the first Regulatory Approval in Japan of a Novartis Combination or Drug Product where a Valid Claim included in the Project Intellectual Property is necessary for commercialization of the Novartis Combination or Drug Product in the Indication for which Regulatory Approval has been obtained.	US$	[*]

Upon the first Regulatory Approval of a Novartis Combination or Drug Product in the United States, any Major European Country, or Japan, where (i) at least one of the Novartis Compound(s) contained in such Novartis Combination or Drug Product has never previously received Regulatory Approval for any Indication in any country in the Territory and (ii) where a Valid Claim included in the Project Intellectual Property is necessary for commercialization of the Novartis Combination or Drug Product in the Indication for which Regulatory Approval has been obtained.	US$	[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Sales Milestones:

Milestone Event	Amount
Upon the first occurrence of cumulative Net Sales of a Drug Product, for which there is at least one Valid Claim covering the Novartis Combination in such Drug Product, exceeding $[*], during the period that the Indication(s) identified in the Research Collaboration for such Novartis Combination is/are the sole Indication(s) for which Regulatory Approval has been obtained for the Novartis Compound(s) included in such Novartis Combination	US $	[*]

Upon the first occurrence of cumulative Net Sales of a Drug Product, for which there is at least one Valid Claim covering the Novartis Combination in such Drug Product, exceeding $[*], during the period that the Indication(s) identified in the Research Collaboration for such Novartis Combination is/are the sole Indication(s) for which Regulatory Approval has been obtained for the Novartis Compound(s) included in such Novartis Combination	US $	[*]

(b) None of the development milestones listed above shall be payable more than once per Target or pair of Targets (i.e., all single Targets or Novartis Combinations acting upon a single Target or combination of Targets sharing a particular Mechanism of Action in combination) and shall not be payable again if subsequently another Drug Product acting on the same single Target or pair of Targets would achieve the same milestone event.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) The first development milestone listed above shall not be payable for more than [*] achievements of such milestone per [*] period, beginning on the date such milestone is achieved for the first time, regardless of the number of times such milestone is achieved during such [*] period.

(d) Sales milestones shall be payable on all Drug Products that achieve the relevant sales milestone event, even if the Drug Product acts upon a Target or pair of Targets acted on by a previous Drug Product which has already achieved that sales milestone event.

(e) Notwithstanding any of the foregoing, sales milestones shall not be payable on In-Licensed Programs.

5.3 Sales Reports

(a) During the period of time that sales milestones are payable pursuant to Section 5.2 (subject to Section 9.5(c)) and after the First Commercial Sale of a Drug Product, Novartis or its Affiliates shall furnish or cause to be furnished to CombinatoRx on a quarterly basis a sales report covering each calendar quarter with respect to such Drug Product. With respect to sales of Drug Products invoiced in United States Dollars, the Net Sales amounts shall be expressed in United States Dollars. With respect to sales of Drug Products invoiced in a currency other than United States Dollars, the Net Sales shall be expressed in the domestic currency of the Person making the sale, together with the United States Dollar equivalent of such amount, calculated using Novartis’ then-current standard exchange rate methodology for the conversion of foreign currency sales into United States Dollars applied in its external reporting (which is ultimately based on official

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

rates such as Reuters and the European Central Bank). Novartis shall furnish to CombinatoRx appropriate evidence of payment of any tax or other amount required by applicable laws or regulations to be deducted from any Net Sales, including any tax or withholding levied by a foreign taxing authority. Sales reports shall be due on the sixtieth (60th) Business Day following the close of each calendar quarter.

(b) If at any time legal restrictions prevent the prompt remittance of any payments with respect to any country of the Territory where a Drug Product is sold, Novartis or its Affiliates or its sublicensees shall convert the amount owed into US Dollars and remit payment from another source of funds.

5.4 Terms of Payment

All payments shall be made without deduction for withholding or other similar taxes, in United States Dollars by direct wire transfer to the credit of such bank account as may be designated in writing by CombinatoRx to Novartis from time to time. Any payments which fall due on a date which is not a Business Day may be made on the following Business Day.

5.5 Audit

(a) Novartis shall keep, and shall cause its Affiliates and their licensees and sublicensees to keep, for three (3) years from the date of each sales milestone payment under this Agreement complete and accurate records of sales of each Drug Product in sufficient detail and in accordance with International Financial Reporting Standards to allow the accurate determination of payment of sales milestones. CombinatoRx shall keep, and shall cause its Affiliates and their licensees and sublicensees to keep, for three (3) years from the date of each payment made to or by CombinatoRx under this

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Agreement complete and accurate records and books of accounts in accordance with United States generally accepted accounting principles, and such records and books of accounts shall contain all data reasonably required to allow the accurate determination of Research Collaboration related expenses and number of FTEs employed. Each Party shall notify the other in the event that it changes the accounting principles pursuant to which its records are maintained, it being understood that only internationally recognized accounting principles may be used.

(b) For the purposes of the audit rights described herein, and among the Parties, a Person subject to an audit in any given year will be referred to as the “Auditee” and the other Party who has certain and respective rights, as defined below, to audit the books and records of the Auditee will be referred to as the “Audit Rights Holder.” Each Party may, upon request and at its own expense (except as provided for herein), cause an internationally-recognized independent accounting firm selected by it (except one to whom the Auditee has a reasonable objection), (the “Auditor”) to audit during ordinary business hours the books and records of the Auditee and the correctness of any payment made or required to be made to or by the Auditee, and any report underlying such payment (or lack thereof) pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Auditor shall enter into an appropriate confidentiality agreement with the Auditee by which the auditor shall keep confidential all information reviewed during such audit. The Auditor shall have the right to disclose to the Audit Rights Holder its conclusions regarding any discrepancy in reports, payments, or charges by the Auditee.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) In respect of each audit of the Auditee’s books and records: (i) each Auditee may only be audited once per year, (ii) no records for any given year for a particular Auditee may be audited more than once and (iii) the Audit Rights Holder shall only be entitled to audit books and records of the particular Auditee from the three (3) calendar years prior to the calendar year in which the audit request is made. In order to initiate an audit for a particular calendar year, the Audit Rights Holder must provide written notice to the Auditee of one or more proposed audit dates not less than forty-five (45) calendar days prior to the first proposed audit date. The Auditee shall reasonably accommodate the scheduling of such audit. The Auditee shall provide the Auditor with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit. The Auditee shall make its records available for inspection by the Auditor during business hours at such place or places where such records are customarily kept.

(d) The audit report and basis for any determination by an Auditor shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Auditor as to matters which the Auditee disputes (to be completed no more than thirty (30) calendar days after the first determination is provided to such Auditee and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Audit Rights Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute that shall be binding upon the Parties, and the Auditee shall bear the accounting fees in connection with such final determination, subject to Section 5.5(e). Such accountants shall not disclose to the Audit Rights Holder any information relating to the business of the Auditee except that

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

which is properly contained in any report required hereunder or otherwise required to be disclosed to such Party to the extent necessary to verify the payments required to be made pursuant to the terms of this Agreement.

(e) If an audit shows any discrepancy in reports, payments, or charges by any Party, that discrepancy in reports, payments, or charges shall be reported to the other Party and the relevant Party shall remit the appropriate amount of money to correct such discrepancy in reports, payments, or charges (together with interest at the rate of the 3 month USD LIBOR plus two percent (2%) per month with respect to any improper payment or charge) to the underpaid or overcharged Party within fifteen (15) calendar days of receiving the audit report. Further, if the audit for an annual period shows a discrepancy in reports, payments, or charges by any Party in excess of five percent (5%) of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder for its respective audit fees and reasonable out-of-pocket expenses in connection with such audit, which reimbursement shall be made within thirty (30) calendar days of receiving appropriate invoices and other documentation for such audit-related costs.

ARTICLE VI

INTELLECTUAL PROPERTY

6.1 Intellectual Property Rights

(a) Subject to any licenses, assignments and exercise of any Option or Right of First Negotiation explicitly granted under this Agreement, CombinatoRx and its Affiliates shall retain their intellectual property rights in all CombinatoRx Background Intellectual Property and all other Patents and Know-How Controlled by them on the Effective Date or otherwise arising outside of the Research Collaboration.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(b) Subject to any licenses and assignments explicitly granted under this Agreement, Novartis and its Affiliates shall retain their intellectual property rights in all Novartis Background Intellectual Property and all other Patents and Know-How Controlled by them on the Effective Date or otherwise arising outside of the Research Collaboration.

(c) Novartis shall own, and CombinatoRx hereby assigns to Novartis, all Novartis Protected Compound Project Intellectual Property.

(d) Subject to any licenses, assignments and exercise of any Option or Right of First Negotiation explicitly granted under this Agreement, CombinatoRx shall own, and Novartis hereby assigns to CombinatoRx, all CombinatoRx Compound Project Intellectual Property.

(e) Subject to any licenses, assignments and exercise of any Option or Right of First Negotiation explicitly granted under this Agreement, all Novartis Tool Compound Project Intellectual Property and all Miscellaneous Project Intellectual Property shall be jointly owned by the Parties.

(f) Each Party shall promptly notify the other of all inventions made by that Party, its Affiliates and their respective employees and/or collaborators including, without limitation, its agents and independent contractors, made either solely or jointly in connection with or as a result of conducting the Research Collaboration. Each Party shall ensure compliance with all applicable rules, regulations and law(s) relating to inventions of employees and collaborators, and any successor law(s) thereto. Inventorship shall be determined in accordance with the laws of the United States. Each Party shall be responsible

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

for all remuneration to its own employed and/or collaborating inventor(s) in accordance with the all applicable laws relating to inventions of employees and their related rules, regulations and case law. Each Party shall execute any assignments and other documents necessary to effect the ownership of intellectual property as set forth in this Section.

(g) Novartis shall be responsible for, at its own expense, and have control over preparing, filing, prosecuting and maintaining all Novartis Protected Compound Project Intellectual Property and all Novartis Tool Compound Project Intellectual Property for which Novartis has an exclusive license. CombinatoRx shall provide all reasonable assistance and cooperation requested by Novartis in order to permit Novartis to secure such intellectual property, and shall cause its and its Affiliates’ employees and/or collaborators, including, without limitation, its agents and independent contractors, to provide such assistance.

(h) CombinatoRx shall be responsible for and have control over preparing, filing, prosecuting and maintaining all CombinatoRx Compound Project Intellectual Property and all Novartis Tool Compound Project Intellectual Property for which Novartis has a non-exclusive license. To the extent practical, CombinatoRx shall provide Novartis with all filings related to the prosecution and maintenance of Novartis Tool Compound Project Intellectual Property reasonably in advance of the filing thereof and shall consider all of Novartis’ comments on such filings in good faith. In the event that CombinatoRx decides to not file a patent application covering any Novartis Tool Compound Project Intellectual Property or to abandon any such patent application or Patent issued therefrom, CombinatoRx shall provide notice to Novartis

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

sufficiently in advance for Novartis to continue the prosecution and maintenance thereof. Novartis shall provide all reasonable assistance and cooperation requested by CombinatoRx in order to permit CombinatoRx to secure such intellectual property, and shall cause its and its Affiliates’ employees and/or collaborators, including, without limitation, its agents and independent contractors, to provide such assistance. The expenses incurred in connection with preparing, filing, prosecuting and maintaining all CombinatoRx Compound Project Intellectual Property shall be borne by CombinatoRx. The expenses incurred in connection with preparing, filing, prosecuting and maintaining Novartis Tool Compound Project Intellectual Property for which Novartis has a non-exclusive license shall be borne by CombinatoRx, unless Novartis has assumed control over the preparation, filing, prosecution and maintenance of such Novartis Tool Compound Project Intellectual Property, in which case such expenses shall be borne by Novartis.

6.2 Infringement

(a) Each Party shall promptly notify the other Party of any suspected infringement by a Third Party of any Project Intellectual Property.

(b) Novartis and/or its Affiliates shall have the sole right, but not the obligation, to initiate and prosecute legal proceedings, at their own expense and in their own name, related to patent prosecution, defense or enforcement of Novartis Protected Compound Project Intellectual Property. Novartis and/or its Affiliates shall be entitled to enter into any settlements without any obligation to obtain the consent of, or to consult with, CombinatoRx. CombinatoRx shall, at its own expense, reasonably cooperate with the Novartis in prosecuting and maintaining any such action.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(c) CombinatoRx and/or its Affiliates shall have the sole right, but not the obligation, to initiate and prosecute legal proceedings, at their own expense and in their own name, related to patent prosecution, defense or enforcement of CombinatoRx Compound Project Intellectual Property. CombinatoRx and/or its Affiliates shall be entitled to enter into any settlements without any obligation to obtain the consent of, or to consult with, Novartis. Novartis shall, at its own expense, reasonably cooperate with the CombinatoRx in prosecuting and maintaining any such action.

(d) The Party having the right to prosecute and maintain Novartis Tool Compound Project Intellectual Property pursuant to Section 6.1 (the “Prosecuting Party”) shall have the sole right, but not the obligation, to initiate and prosecute legal proceedings, at its own expense and in its own name, related to patent prosecution, defense or enforcement of Novartis Tool Compound Project Intellectual Property. If Novartis is the Prosecuting Party, Novartis shall be entitled to enter into any settlements without any obligation to obtain the consent of, or to consult with, CombinatoRx. If CombinatoRx is the Prosecuting Party, the Parties must mutually agree to enter into any settlement agreement. The Party initiating and prosecuting such action shall keep the other Party reasonably informed regarding such action and consider in good faith all suggestions regarding such action from the other Party. The Party that is not the Prosecuting Party shall, at its own expense, reasonably cooperate with the Prosecuting Party in prosecuting and maintaining such action. Any awards, recoveries or settlements arising out of such action shall first be used to reimburse each Party for their out of pocket expenses incurred in connection with such action, and the remainder shall be divided [*] percent ([*]%) to the Prosecuting Party and [*] percent ([*]%) to the other Party.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

6.3 Defense and Settlement of Third Party Claims

(a) If a Third Party asserts that a patent or other intellectual property owned by it is infringed by the importation, manufacture, use or sale of any Novartis Compound, Novartis Protected Compound or Novartis Combination, or any drug product containing any of the foregoing, in any jurisdiction, then Novartis shall bear all costs associated with defending or licensing such intellectual property.

(b) If a Third Party asserts that a patent or other intellectual property owned by it is infringed by the importation, manufacture, use or sale of any CombinatoRx Compound or CombinatoRx Combination, or any drug product containing either of the foregoing, in any jurisdiction, then CombinatoRx shall bear all of costs associated with defending or licensing such intellectual property.

(c) If a Third Party asserts that a patent or other intellectual property owned by it is infringed by the importation, manufacture, use or sale of any Compound or drug product which uses or exploits Novartis Tool Compound Project Intellectual Property in any jurisdiction, then the Prosecuting Party shall be responsible for defending such assertions, and shall bear all costs associated with defending or licensing such intellectual property. The other Party shall provide all reasonable assistance requested by the Prosecuting Party in connection with any such proceeding. Notwithstanding the foregoing, neither Party shall settle or compromise any claim by a Third Party in a manner that would limit the scope or validity of any Patent contained in the Novartis Tool Compound Project Intellectual Property without the prior consent of the other Party

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

6.4 Proprietary Materials

In the course of the Research Collaboration, each Party or its Affiliates may from time to time transfer proprietary materials (“Proprietary Materials”) to the other Party or its Affiliates. For clarity, the definition of Proprietary Materials shall also be deemed to include all progeny and derivatives of any Proprietary Materials. The receiving party may use Proprietary Materials only for the purpose of performing its obligations under the Research Collaboration and solely during the Collaboration Term. The receiving party shall acquire no rights in any Proprietary Materials other than as set forth elsewhere in this Agreement, shall enter into a material transfer agreement in the form attached to this Agreement as Schedule MTA each time Proprietary Materials are transferred to such Party or its Affiliates, and shall comply with the provisions set forth on the form of material transfer agreement attached as Schedule MTA, even if no such material transfer agreement is entered into.

6.5 Section 365(n) of the Bankruptcy Code

All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code licenses of rights of “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the United States Bankruptcy Code. Upon the Event of Bankruptcy of a Party, the non-bankrupt party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt party, unless the bankrupt party elects to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of CombinatoRx

CombinatoRx represents and warrants to Novartis as follows:

(a) CombinatoRx is duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(b) This Agreement has been duly executed and delivered by CombinatoRx and constitutes the valid and binding obligation of CombinatoRx, enforceable against CombinatoRx in accordance with its terms, subject to bankruptcy, insolvency or similar laws of general application affecting the rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of CombinatoRx, its officers and directors on behalf of CombinatoRx and no other corporate or other proceedings on the part of CombinatoRx are necessary to authorize such execution, delivery and performance. No provision of this Agreement will violate any other agreement that CombinatoRx has with any Third Party.

(c) Except as disclosed in writing to Novartis: (i) CombinatoRx owns or possesses adequate licenses or other such rights to use all CombinatoRx Background Intellectual Property and Proprietary Materials provided to Novartis under the Research Collaboration, and to grant the licenses herein; (ii) to the best of its knowledge, the granting of the licenses to Novartis and its Affiliates hereunder does not and will not violate any right known to CombinatoRx of any Third Party; and (iii) CombinatoRx has obtained all necessary consents from Third Parties in order to allow it to enter into this Agreement and perform its obligations hereunder.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(d) CombinatoRx has secured the obligation, and will cause, any employee and/or collaborator including, without limitation, any agent, independent contractor or other Third Party who conducts work on the Research Collaboration to disclose all Project Intellectual Property to CombinatoRx and assign all rights in the Project Intellectual Property as directed by CombinatoRx.

(e) Any animals used in experiments conducted under the Research Collaboration will be used and disposed of in strict accordance with all applicable laws and regulations, but in any event at least by United States standards (see the Animal Welfare Act and Regulations at: http://www.nal.usda.gov/awic/legislat/usdaleg1.htm), and will under no circumstances be used as food for humans or animals.

(f) None of CombinatoRx, its Affiliates, or their respective employees, officers, directors and agents involved in the Research Collaboration has been or is in the process of being debarred under Section 306(a) or (b) of the U.S. Federal Food, Drug and Cosmetic Act. If at any time CombinatoRx becomes aware that it or any of its Affiliates or their respective employees, officers, directors or agents involved in the Research Collaboration has been or is in the process of being debarred under Section 306(a) or (b) of the U.S. Federal Food, Drug and Cosmetic Act, CombinatoRx shall notify Novartis without delay.

7.2 Representations and Warranties of Novartis

Novartis represents and warrants to CombinatoRx as follows:

(a) Novartis is duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(b) This Agreement has been duly executed and delivered by Novartis and constitutes the valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms, subject to bankruptcy, insolvency or similar laws of general application affecting the rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Novartis, its officers and directors on behalf of Novartis and no other corporate or other proceedings on the part of Novartis are necessary to authorize such execution, delivery and performance. No provision of this Agreement will violate any other agreement that Novartis has with any Third Party.

(c) Except as disclosed in writing to CombinatoRx: (i) Novartis owns or possesses adequate licenses or other such rights to use all Novartis Background Intellectual Property and Proprietary Materials provided to CombinatoRx under the Research Collaboration, and to grant the licenses herein; (ii) to the best of its knowledge, the granting of the licenses to CombinatoRx and its Affiliates hereunder does not and will not violate any right known to Novartis of any Third Party; and (iii) Novartis has obtained all necessary consents from Third Parties in order to allow it to enter into this Agreement and perform its obligations hereunder.

(d) Novartis has secured the obligation, and will cause, and will cause, any employee and/or collaborator including, without limitation, any agent, independent contractor or other Third Party who conducts work on the Research Collaboration to disclose all Project Intellectual Property to Novartis and assign all rights in the Project Intellectual Property as directed by Novartis.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

ARTICLE VIII

CONFIDENTIALITY

8.1 Undertaking

(a) Each Party (the “Receiving Party”) shall keep confidential, and other than as provided herein shall not use or disclose, directly or indirectly, any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by the other Party (the “Disclosing Party”), whether in tangible or intangible form, the confidentiality of which such other Party takes commercially reasonable measures to protect, including but not limited to CombinatoRx Background Intellectual Property, Novartis Background Intellectual Property and Project Intellectual Property. Affiliates of Novartis and of CombinatoRx shall be entitled to possess such trade secrets, confidential or proprietary information or any other knowledge, information, documents or materials, owned, developed or possessed by the other Party to the same extent that Novartis or CombinatoRx, respectively, is entitled to possess such items, provided that such Affiliate shall comply with the terms and conditions of this Agreement pertaining to such items.

(b) Each Party shall use commercially reasonable efforts to prevent the unauthorized use and disclosure of such information, and to prevent unauthorized Persons from obtaining or using such information.

(c) Each Party further agrees to refrain from directly or indirectly taking any action which would constitute or facilitate the unauthorized use or disclosure of such information. Novartis may disclose such information to its employees, officers, directors and agents, to authorized licensees and sublicensees, and to subcontractors in connection with the development or manufacture of Compounds, Collaboration Combinations or drug products to the extent necessary to

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

enable such parties to perform their obligations hereunder or under the applicable license, sublicense or subcontract, as the case may be; provided that such employees, officers, directors, agents, licensees, sublicensees and subcontractors have entered into appropriate confidentiality agreements for secrecy and non-use of such information which by their terms shall be enforceable by injunctive relief at the instance of CombinatoRx, or have otherwise been appropriately instructed regarding the secrecy or non-use of such information.

(d) Each Party shall be liable for any unauthorized use or disclosure of such information by its Affiliates, and its and its Affiliates’ employees, officers, directors, agents, licensees, sublicensees and subcontractors.

8.2 Exceptions

Notwithstanding the foregoing, the provisions of Section 8.1 shall not apply to trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials which the Receiving Party can conclusively establish:

(a) have entered the public domain without the Receiving Party’s breach of any obligation owed to the Disclosing Party;

(b) are permitted to be disclosed by the prior written consent of the Disclosing Party;

(c) have become known to the Receiving Party from a source other than the Disclosing Party, other than by breach of an obligation of confidentiality owed to the Disclosing Party;

(d) are disclosed by the Disclosing Party to a Third Party without restrictions on its disclosure;

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

(e) are independently developed by the Receiving Party (as evidenced by written documentation) without breach of this Agreement; or

(f) are required to be disclosed by the Receiving Party to comply with applicable laws or regulations, to defend or prosecute litigation or to comply with governmental regulations; provided, that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

8.3 Publications

The Parties, through the Joint Research Committee, shall establish a procedure for publication review and approval with respect to publications regarding the Research Collaboration, and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication. With respect to publications containing Novartis Tool Compound Project Intellectual Property that has not been exclusively licensed to Novartis pursuant to Section 3.5, each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of such Party’s confidential information and to preserve the patentability of inventions arising from the Research Collaboration. If, as soon as reasonably possible but no later than sixty (60) days following receipt of an advance copy of a Party’s proposed publication, the other Party informs the Party desiring to make such publication that its proposed publication contains confidential information of the other Party, then such Party shall delete such confidential information from its proposed publication. If, as soon as reasonably possible but no later than sixty (60) days following receipt of an advance copy of a Party’s proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Patents or Know-How of such other Party, then such Party shall delay such proposed publication for a reasonable period of time

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

to permit the timely preparation and first filing of a patent application(s) on the information involved. Publications containing any Novartis Protected Compound Project Intellectual Property, and/or any Novartis Tool Compound Project Intellectual Property that is exclusively licensed to Novartis pursuant to Section 3.5, shall not be made without the prior written consent of Novartis, such consent to be in Novartis’ sole and absolute discretion. Publications containing any CombinatoRx Compound Project Intellectual Property shall not be made without the prior written consent of CombinatoRx, such consent to be in CombinatoRx’s sole and absolute discretion. For the avoidance of doubt, the provisions of this Section 8.3 are not intended to govern or limit submissions necessary for Regulatory Filings, Regulatory Approvals, press releases and other public communications governed by Section 8.4, submissions in connection with the filing, prosecution and maintenance of Patents, and the like.

8.4 Press Releases and Public Communications

Neither Party shall disclose the existence or terms of this Agreement to any Third Party, nor make any press release or other public communication relating to this Agreement and the transactions contemplated herein (except as permitted under Section 8.3) without the other Party’s prior written consent, such consent to be in such Party’s sole and absolute discretion. Notwithstanding the foregoing, a Party may make a press release or public communication as legally required by applicable laws, regulations, or judicial order, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, or of any stock exchange or stock market, provided that the other Party is afforded the opportunity to review and comment on such intended press release or public communication (if practicable under the circumstances) and the Party subject to the requirement includes in such press release or public communication only such information relating to this Agreement as is required by such law, regulation or judicial order.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

8.5 Survival

The provisions of this Article VIII shall survive the termination or expiration of this Agreement and shall extend for a period of five (5) years thereafter.

ARTICLE IX

TERM AND TERMINATION

9.1 Term

This Agreement shall become effective upon the Effective Date. The term of this Agreement shall extend, subject to all applicable laws, until no further milestones are payable pursuant to Section 5.2, unless earlier terminated in accordance with the provisions of this Article IX.

9.2 Termination for Cause

In addition to rights of termination which may be granted to either Party under other provisions of this Agreement, either Party may terminate this Agreement upon ninety (90) calendar days’ prior written notice to the other Party upon the material breach by the other Party of any of its representations, warranties, covenants or obligations under this Agreement; provided, that such termination shall become effective only if the breaching Party fails to remedy or cure the breach to the reasonable satisfaction of the non-breaching Party within ninety (90) calendar days of receipt of such notice.

9.3 Termination for Bankruptcy

If at any time during the term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) calendar days’ written notice to the Bankrupt Party. It is agreed and understood that if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to perform all of its obligations under this Agreement and make all payments required to be made by it

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” shall mean: (a) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (b) proposing a written agreement of composition or extension of a Bankrupt Party’s debts; (c) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not have been dismissed within sixty (60) calendar days after the filing thereof; or (d) making an assignment for the benefit of creditors.

9.4 Termination for Change in Control or Liquidation of CombinatoRx

In the event of a Change in Control or Liquidation of CombinatoRx, Novartis may, in its sole discretion, terminate this Agreement at any point during the Term on sixty (60) calendar days prior written notice to CombinatoRx.

9.5 Effect of Expiration or Termination

(a) Termination of this Agreement for any reason (except as modified in Sections 9.5(b), 9.5(c) and 9.5(d) below), or expiration of this Agreement, will not affect: (i) obligations, including the payment of any milestones, which have accrued as of the date of termination or expiration; and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including Sections 3.2 and 3.3, Articles VI, VIII, IX, X and XI.

(b) If CombinatoRx terminates this Agreement pursuant to Section 9.2, then all licenses granted by CombinatoRx to Novartis and its Affiliates hereunder shall terminate and revert to CombinatoRx, and the licenses granted by Novartis and its Affiliates to CombinatoRx under Sections 3.1(a) and 3.3 shall terminate and revert to Novartis or such Affiliates. If and

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

to the extent that CombinatoRx Background Intellectual Property and/or CombinatoRx’s interest in Novartis Tool Compound Project Intellectual Property is required to develop or commercialize any Novartis Combination, Novartis Compound or drug product in a jurisdiction, Novartis and its Affiliates shall be allowed to sell all made and partially made drug products in such jurisdiction(s) under the licenses set forth in Section 3.2 for a period of one year from the date of termination; provided that the sale of such drug products will be subject to the terms of this Agreement.

(c) If Novartis terminates this Agreement pursuant to Section 9.2 other than as a result of CombinatoRx’s breach of Sections 2.5(c), 2.5(d), 2.5(e), 3.5(b) or Article VIII, then: (A) all licenses granted by Novartis and its Affiliates to CombinatoRx hereunder shall terminate and revert to Novartis or such Affiliates, and (B) any amounts payable to CombinatoRx under Section 5.2 shall be reduced by [*] percent ([*]%) as they become due. If Novartis terminates this Agreement pursuant to Section 9.2 as a result of CombinatoRx’s breach of Sections 2.5(c), 2.5(d), 2.5(e), 3.5(b) or Article VIII, then: (A) all licenses granted by Novartis and its Affiliates to CombinatoRx hereunder shall terminate and revert to Novartis or such Affiliates, and (B) any amounts payable to CombinatoRx under Section 5.2 shall be reduced by [*] percent ([*]%) as they become due.

(d) If Novartis terminates this Agreement pursuant to Section 9.4, then: (A) all licenses granted by Novartis and its Affiliates to CombinatoRx hereunder shall terminate and revert to Novartis or such Affiliates, and (B) CombinatoRx shall refund to Novartis a portion of the up-front payment made pursuant to Section 5.1(a) according to the schedule set forth

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

below within sixty (60) calendar days following CombinatoRx’s receipt of Novartis’ notice of termination pursuant to Section 9.4. For purposes of clarity, “Time after the Effective Date” shall refer to the date on which CombinatoRx receives notice (under the terms of Section 11.14) of Novartis’ termination of this Agreement pursuant to Section 9.4.

Time after the Effective Date	Amount
Effective Date until six month anniversary of Effective Date	US $	3,000,000

Six month anniversary until twelve month anniversary of Effective Date	US $	2,000,000

Twelve month anniversary until eighteen month anniversary of Effective Date	US $	1,000,000

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by CombinatoRx

CombinatoRx will indemnify and hold Novartis and its Affiliates, and their respective agents, employees, shareholders, officers and directors, and the successors, heirs and assigns of each of them, harmless against any Third Party loss, damages, action, suit, claim, demand, liability, expense, bodily injury, death or property damage (a “Loss”), that may be brought, instituted or arise against or be incurred by such Persons to the extent such Loss is based on or arises out of the breach by CombinatoRx of any of its representations, warranties, covenants or obligations set forth in this Agreement or the development or commercialization of any CombinatoRx Compound, Collaboration Combination, or any drug product containing either of the foregoing by CombinatoRx, its Affiliates or licensees or sublicensees, but excluding any Loss to the extent such Loss is caused by the breach of this Agreement or the negligent or willful misconduct of Novartis or its Affiliates or any of their respective employees, officers, directors and/or agents.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

10.2 Indemnification by Novartis

Novartis will indemnify and hold CombinatoRx, and its Affiliates, and their respective, agents, employees, shareholders, officers and directors, and the successors, heirs and assigns of each of them, harmless against any Third Party Loss that may be brought, instituted or arise against or be incurred by such Persons to the extent such Loss is based on or arises out of the breach by Novartis of any of its representations, warranties, covenants or obligations set forth in this Agreement or the development or commercialization of any Novartis Compound, Collaboration Combination or Drug Product by Novartis, its Affiliates or licensees or sublicensees, but excluding any Loss to the extent such Loss is caused by the breach of this Agreement or the negligent or willful misconduct of CombinatoRx or its Affiliates or any of their respective employees, officers, directors and/or agents.

10.3 Claims Procedures

(a) The Party entitled to be indemnified by the other Party (the “Indemnified Party”) pursuant to Section 10.1 or 10.2 shall give notice to the other Party (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that:

(i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed) and the Indemnified Party may participate in such defense at the Indemnified Party’s expense. However, if either of the following are true: (A) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (B) the Indemnified Party shall

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, then the Indemnifying Party shall pay the reasonable fees and expenses of one additional law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld or delayed, by the Indemnifying Party;

(ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party; and

(iii) no Indemnifying Party, in the defense of any such claim or litigation, shall, except with the approval of each Indemnified Party which approval shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which: (A) would result in injunctive or other relief being imposed against the Indemnified Party; or (B) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(b) In the event an Indemnifying Party elects to assume the defense of any claim or litigation in accordance with Section 10.3(a) above, each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

10.4 Insurance

Each Party shall use commercially reasonable efforts to maintain Third Party insurance and/or self-insure, as applicable, with respect to its activities hereunder and shall claim upon such insurance policy according to such policy’s relevant terms and conditions before relying upon indemnification from the other Party.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Official Language

English shall be the official language of this Agreement, and all communications between the Parties hereto shall be conducted in that language.

11.2 Governing Law and Venue

This Agreement and any dispute arising from the performance or breach of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflicts of laws principles. The Parties hereby irrevocably submit to the exclusive jurisdiction of and venue in the state and federal courts located in Suffolk County, Massachusetts.

11.3 Compliance with Law

The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Agreement

11.4 Waiver

No provision of this Agreement may be waived except in writing by both Parties hereto. No failure or delay by either Party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of a particular right or waiver of any right or remedy on any subsequent occasion.

11.5 Force Majeure

Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

11.6 Severability

It is the intention of the Parties to comply with all applicable laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and this Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

11.7 Government Acts

In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of a Party or any of its respective Affiliates under this Agreement, the Party not so affected, if any, shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the Parties to make such modifications to this Agreement as may be necessary to fairly address the impact thereof are not successful after a reasonable period of time in producing mutually acceptable modifications to this Agreement.

11.8 Government Approvals

Each Party will use commercially reasonable efforts to obtain any government approval required in its country of domicile to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each Party will keep the other informed of progress in obtaining any such government approvals, and will cooperate with the other Party in any such efforts.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

11.9 Assignment

Novartis may assign its rights and obligations under this Agreement without the prior written consent of CombinatoRx. CombinatoRx may not assign its rights or obligations under this Agreement without the prior written consent of Novartis. Any purported or attempted assignment in contravention of this Section 11.9 shall, at the option of the non-assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee from either of the Parties hereto, and a Change in Control of a Party shall be deemed to be an assignment of this Agreement by such Party to a Third Party.

11.10 Affiliates and Subcontracting

Each Party may perform its obligations hereunder personally or through one or more Affiliates, although such Party shall nonetheless be solely responsible for the performance of its Affiliates. Neither Party shall permit any of its Affiliates to commit any act (including any act of omission) which such Party is prohibited hereunder from committing directly.

11.11 Privacy Notice

This Agreement contains information such as name, signature and contact information (“Personal Information”) that identifies or describes one or more individuals. This Agreement, and the Personal Information contained herein, from time to time may be transferred to, stored or otherwise processed in the United States or other countries that have privacy and data protection laws that differ from, or are not as stringent as, those where the Agreement was executed or where the individual(s) resides. The Personal Information disclosed in this Agreement will be used for the purposes of administration and enforcement of this Agreement and/or

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

other actual or potential legal and business transactions involving the parties. Storage or processing of Personal Information disclosed in this Agreement may be electronic and/or off line. Execution and delivery of this Agreement constitutes the representation by each party to this Agreement that if required by the privacy laws applicable to such individuals, the individuals identified herein by such party have been notified of and have consented to, the transfer, storage, and processing of such Personal Information, as described in this paragraph.

11.12 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be originals, but all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement shall be considered equivalent to the original for purposes of validity and enforcement of this Agreement.

11.13 No Agency

Nothing in this Agreement shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Novartis and CombinatoRx. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Compounds, Collaboration Combinations or drug products shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

11.14 Notices

All communications between the Parties with respect to this Agreement will be sent to the addresses set out below, or to other addresses as designated by one Party to the other by notice pursuant hereto, by prepaid certified first class mail (which shall be

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

deemed received by the other Party on the seventh (7th) Business Day following deposit in the mails), internationally recognized overnight courier (which shall be deemed received by the other Party on the Business Day following confirmation of delivery by such courier), or by cable, telex, facsimile transmission, or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by first class mail sent on or before the close of business on the next Business Day:

If to Novartis, at:

Novartis Institutes for BioMedical Research, Inc.

220 Massachusetts Avenue

Cambridge, Massachusetts 02139

United States of America

Fax: +1 (617) 871-4429

Attention: Jeremy Ahouse

with a copy to:

Novartis Institutes for BioMedical Research, Inc.

220 Massachusetts Avenue

Cambridge, Massachusetts 02139

United States of America

Fax: +1 (617) 871-3349

Attention: General Counsel

If to CombinatoRx, at:

CombinatoRx, Incorporated

245 First Street

Fourth Floor

Cambridge, Massachusetts 02142

United States of America

Fax: +1 (617) 301-7460

Attention: Jason Cole

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

United States of America

Fax: +1 (617) 951-7050

Attention: Marc Rubenstein

11.15 Headings

Section and article headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

11.16 Authority

The undersigned represent that they are authorized to sign this Agreement on behalf of the Parties hereto. Each Party has relied on these representations in entering into this Agreement.

11.17 Entire Agreement

This Agreement, including the Schedules appended hereto, contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of each Party.

[Signature page follows]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	CEO and President

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

By:	/s/ Mark C. Fishman
Name:	Dr. Mark C. Fishman
Title:	President, NIBR

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule A

CombinatoRx Compounds

[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule B

Patents excluded from CombinatoRx Background Patents

[*]

Combinations identified by CombinatoRx as outside the Research Collaboration

[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule C

Novartis Protected Compounds

[*]

Novartis Tool Compounds

[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule D

Combinations identified by Novartis as outside the Research Collaboration

[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule E

Research Plan

Introduction and Background

Cancer – the historical path to cure

While cancer remains a collection of diseases with large unmet medical need, in a limited number of instances curative therapeutic regimens have been established. In the cases of Hodgkin’s lymphoma, pediatric leukemia (AML and ALL), Acute promyelocytic leukemia, testicular cancer and Hairy-cell leukemia, for example, the vast majority of patients are cured. With the exception of Hairy-cell leukemia, all other curative therapeutic regimens consist of combinations of chemotherapeutics that were cobbled together through empirical testing in the clinic. In a number of other cancer types including Non-Hodgkin’s lymphoma, non-metastatic breast cancer and colorectal cancer, significant cures can be achieved, again with empirically-derived combination chemotherapy. Molecularly targeted therapeutics such as trastuzimab, imatinib and erlotinib directly target genetically-altered oncogenic targets, yet are not curative in advanced stages of disease when given as single agents. Hence, combination therapeutics remain the most likely path toward improved patient benefit and ultimately toward the elaboration of curative treatment regimens.

Cancer combinations in the clinic – the impending roadblocks

The last several years have witnessed a sharp increase in the number of efficacious therapeutics available to cancer patients. In some instances, diseases previously considered “barren,” including renal cell carcinoma and multiple myeloma, now have second and third-line approved therapeutics which confer benefit to patients. Nonetheless, few newly developed therapeutics, nor combinations with available standard of care agents, have established curative regimens. Thus, there is the emergence of two significant problems. First, we have a stacking of partially effective therapies in a number of disease entities that are preventing hypothesis-driven combinations from being tried in treatment-naive patients. Second, we have not systematically tried to discover highly effective combinations and distinguish these from more modestly effective doublets and triplets.

A key strategy – systematically discovering combinations for cancer treatment

In the case of acute promyelocytic leukemia it required more than 10 years from the discovery of all-trans retinoic acid and its efficacy in PML:RAR translocated APL to the elaboration of a regimen that cures 85-90% of patients. It is possible that one could significantly enhance the rate of such discoveries through systematic approaches. The problem becomes one of scale. Cancer remains a diverse set of diseases with close to 50 significant cancer types. Within sub-types of cancers such as non-small cell lung cancer, there are significant sub-groups bearing distinct genetic alterations. When one envisions the screening of combinations across model cell lines representative of such cancer diversity the scale becomes large indeed. CombinatoRx is a biotechnology company founded on the principals of new combination discovery and specializing in the infrastructure and informatics for executing such studies. We propose to collaborate with this company and take advantage of their existing expertise and infrastructure to begin a detailed empirical effort to discover novel combinations with high degrees of activity in cancer.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

The cell-line encyclopedia project – a backbone

We have engaged the [*] in a project in which [*] cancer cell lines will be systematically profiled at the genetic and mRNA level. This encyclopedia of cell lines and the relevant molecular characterization will provide a foundation for selecting cancer cell lines for use in combination screening, and will provide a rich data set within which the scientific relevance (and meaning) of specific combinations will be assessed. As an example, the combination efficacy of [*] might be understood in the context of the co-existence of [*] as an example.

Program Objectives:

1.	Novartis Compounds: Systematically discover new insights and IP to support broadened label / clinical use for key Novartis oncology pipeline compounds as single agents. Maximize Novartis assets by discovering and prioritizing oncology pipeline compound combinations in the relevant disease models.

2.	New Targets / New Biology: Discover new targets / new biology using systematic combination screening with an enhanced library of molecular probes [*] with the goal of probing combination partners not yet the subject of a robust drug discovery program. Establish new IP and insights on multiple MOA’s for cancer therapy as the basis for next generation drug discovery programs.

Executive Summary of Research Plan:

In order to efficiently and maximally address the areas outlined above, the research plan will start with an initial ramp up period and rank order analysis of a compounds contributed by both parties in a large panel of cell lines followed by combination screening with a select set of cell lines. The initial ramp up and technology transfer period will allow time to put the project team in place, transfer compound assets, and complete initial optimization of assays. In preparation for combination screening, the team will complete rank order analysis of the joint compound library in a panel of approximately [*] cell lines followed by selection of a set of desirable compounds and relevant cell lines for combination screening. Primary combination screening will include pair-wise combinations of up to [*] of select compounds in a subset of approximately [*] cell lines, and then progress to high resolution follow-up of select combinations in additional cell lines and combination specific assays.

Ramp up and technology transfer period

During the [*] of the collaboration, the project team will be assembled and the fine details of the execution of the research plan for [*] will be finalized. Compounds and other materials from Novartis will be transferred to CombinatoRx and arrayed for screening. Cell lines will be acquired, bulked, and banked as necessary. Any initial assay optimization necessary will occur during this time. The Chalice software will be installed at Novartis and any training for its use will take place. At the end of this period, the team will be ready to commence rank order analysis of the Library.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule for transfer of information and reagents.

Project stage	Novartis to CombinatoRx	CombinatoRx to Novartis
[*]	[*]

[*]

[*]		[*]

[*]		[*]

CombinatoRx Project Team

To accomplish the program objectives with the timing outlined in the attached Gantt chart, CombinatoRx will provide FTE’s including scientific project leadership, research scientists, cell culture technology, computational biology, platform technology support and informatics.

Library

A joint compound library of relevant drugs and probes ([*] entities) will be selected from the following sources:

•	Novartis oncology pipeline compounds including active and stalled agents and may include biologics

•	Selected Novartis targeted mechanism probes including compounds from [*]

•	Selected compounds from the COMBINATORX cHTS screening deck of global elite pharmacopeia including mechanism probes

Library Rank Order Analysis

During this time the joint library will be evaluated by CombinatoRx for single agent activity in dose response in up to [*] cell lines to be selected by Novartis, and acquired from ATCC or other commercial sources by CombinatoRx. All compounds will be tested in [*] in a [*] an [*] determined by the Joint Research Committee will be further evaluated in [*] in an additional [*] the [*] to the [*] will be taken on a [*] will be employed [*]. Data will be transferred regularly from CombinatoRx to Novartis throughout the project with a final official report at the end of the Rank Order Analysis. All research activities contemplated in this section “Library Rank Order Analysis” will be conducted solely by CombinatoRx.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Combination Screening and Follow-up

Combination screening will encompass pair-wise combinations of up to [*] from the [*] in up to [*] over the course of the collaboration ([*] per [*]). Based on the [*], up to [*] will be selected by the Joint Research Committee for combination screening. [*]:

•	[*] compounds

•	[*] compounds

•	[*] and may include [*]

•	[*] additional actives selected [*]

•	[*] additional actives selected [*]

Also based on the [*] will be chosen for primary screening. Cell lines will be selected to [*] in the [*]. Combination screening strategy and format will be crafted [*]. For example, [*]. The Joint Research Committee will review the empirical data from [*] and determine the [*] that best incorporates [*]. Further examination of selected [*]. Novartis can request up to [*] are tested in [*] for each combination. All research activities contemplated in this section “Combination Screening and Follow-up” will be conducted solely by CombinatoRx.

NOTE: It is expected that about [*] will be followed up [*] course of the collaboration project. [*] will be determined by the Joint Research Committee and by mutual agreement of both parties, provided if [*] may request an audit of [*] animal facilities and laboratory space.

Outputs

[*] will be selected [*] will be ready to commence. [*] will be completed and [*] will have been [*] in additional [*]. There is the potential to begin [*]. By the completion of the program, [*].

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Execution Copy

Confidential

CombinatoRx/Novartis Collaboration: Program Gantt

[*]

Notes:

[*] expected to [*]

[*]The Collaboration and License Agreement Research Term is limited to 2 years. [*].

Execution Copy

Confidential

Schedule F

Cell Lines to be Used in Research Collaboration

[*]

Schedule G

Global Laboratory Notebook Guidelines

[*]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule I

Form of Invoice

COMPANY LOGO	contact person position	company name address Tel +1xxxx Fax +1xxxx E-mail: xxxx

Novartis Institutes for BioMedical Research, Inc. Attn: Accounts Payable PO Box 5990 Portland, OR 97228-5990		INVOICE Invoice number: XX

Date

FTE/expense/milestone and any other payment debit in reference to Research Collaboration and Licensing Agreement between CombinatoRx, Incorporated, and Novartis Institutes for BioMedical Research, Inc. effective as of (date).

Detailed description of FTE calculation (Number of FTEs, rate per FTE applied according to the contract) or expense with reference made to the relevant section of the contract.

Detailed description of milestone and achievement with reference made to the relevant section of the contract.

Detailed description of any other payment due with reference made to the relevant section of the contract.

Total Payable	(currency) xxxxxxx

Payment terms

Bank Wire information:

Bank Name:     XX

Account No.:  XX

ABA#:             XX (only applicable in the US)

IBAN:                            XX (only applicable in Europe)

SWIFT CODE:              XX (applicable US and Europe)

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Schedule SL

Form of Chalice Analyzer Software License

[SEE ATTACHED]

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

Execution Copy

Confidential

Schedule MTA

Form of Material Transfer Agreement

MATERIAL TRANSFER AGREEMENT

Please complete, sign and return this form by mail (do not fax) to:	Company/Institution name:

[_________]

[_________]

[_________]

[_________]

[_________]

[fill in appropriate Party and address above]

(hereinafter referred to as “[Name of

Party]”)

[Name of Party] Contact:

[Insert Name]

Ph: [Insert Phone]

[__________] [__________] [__________] (hereinafter referred to as “[Name of Party]”) For Delivery To: [Insert correct delivery address]

Material and amount required (“Proprietary Materials”):

The Proprietary Materials will be used in accordance with that certain Research Collaboration and License Agreement by and between Novartis Institutes for BioMedical Research, Inc., and CombinatoRx, Incorporated, made and entered into as of [Insert Effective Date of Research Collaboration and License Agreement] (hereafter the “Research Agreement”) and this Material Transfer Agreement. In the event that the terms of this Material Transfer Agreement conflict with the terms of the Research Agreement, the terms and provisions of the Research Agreement shall govern.

Execution Copy

Confidential

Representations and undertakings of [Name of Party]:

The Proprietary Materials shall be provided to [Name of Party] subject to the terms of the Research Agreement and this Material Transfer Agreement. [Name of Party] further undertakes as follows and acknowledges:

1.	[Name of Party] is regularly engaged in conducting laboratory studies, and has all the required authorizations, approvals, registrations, licenses, and permits and is entitled to perform such experimental work in vitro at the place of investigation. In particular, [Name of Party] is entitled under all applicable laws, rules, and regulations to perform the Research Collaboration.

2.	The Proprietary Materials will be used in full compliance with all the laws and regulations of the country and locality where the Research Collaboration is to be performed, and in accordance with all applicable guidelines and ethical principles, especially all for use of Proprietary Materials and research conducted with animals.

3.	The Proprietary Materials will be used solely for investigations under suitable containment conditions and will under no circumstances be administered to humans.

4.	The Proprietary Materials will not be used, analyzed or modified other than necessary for the purpose of the Research Collaboration. The chemical structure(s) of the Proprietary Materials shall not be elucidated.

5.	The Proprietary Materials will not be transferred or made available to any individual not under the supervision and control of [Name of Party] without the prior consent in writing of [Name of Party]. [Name of Party] shall not use the Proprietary Materials and any substance that is replicated or derived therefrom for any commercial or profit-generating purpose, or in the conduct of research that is subject to consulting, licensing or other similar legal or commercial obligations to another institution, corporation or business entity, except as set forth in the Research Agreement. Upon completion of Research Collaboration, any unused Proprietary Materials and derivatives thereof will be either returned to [Name of Party] or disposed of under [Name of Party]’s supervision in accordance with the applicable laws and regulations, and the instructions of [Name of Party], if any.

6.	Without derogating from the Research Agreement: THE PROPRIETARY MATERIALS ARE BEING SUPPLIED TO [NAME OF PARTY] WITH NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. IN PARTICULAR, [NAME OF PARTY] DOES NOT REPRESENT OR WARRANT THAT THE USE OF THE PROPRIETARY MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR PROPRIETARY RIGHTS OF THIRD PARTIES.

7.	[Name of Party]’s work with the Proprietary Materials will be conducted under its exclusive responsibility and [Name of Party] will not be liable for any consequences thereof. The Proprietary Materials are to be used and handled with caution and prudence at all times, since not all characteristics of the Proprietary Materials are necessarily known. [Name of Party] shall not be liable for any damages resulting from the use, application, storage, disposal or destruction of the Proprietary Materials by [Name of Party], except to the extent such damages result directly from [Name of Party]’s gross negligence or willful misconduct.

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.

8.	It is further acknowledged that, in the case of biological Proprietary Materials, this Material Transfer Agreement shall extend to associated Proprietary Materials, including any medium in which the Proprietary Materials are provided, any parts of the Proprietary Materials (such as, but not limited to, any reproductive, genetic (DNA or RNA) or other replicable parts), any modified or unmodified progeny of or descendant from the Proprietary Materials (such as, but not limited to, embryos, plasmid from plasmid, virus from virus, cell from cell or organism from organism), including any immediate or remote progeny of or descendant from the Proprietary Materials containing the same genotype or genetic mutation or lesion as the Proprietary Materials or being a functional equivalent of the Proprietary Materials, and any substance which constitutes a functional sub-unit or an expression product of the Proprietary Materials (such as, but not limited to, sub-clones of plasmids, sub-clones of unmodified cell lines, purified or fractionated sub-sets of the Proprietary Materials, proteins expressed by DNA/RNA, monoclonal antibodies secreted by a hybridoma or other type of cell line, or sub-sets of the Proprietary Materials such as plasmids or vectors contained therein, it being understood that biological Proprietary Materials may be replicated or bred only for the needs of the Research Collaboration.

9.	This Material Transfer Agreement shall be read together with the Research Agreement, and nothing herein contained shall be deemed to amend the Research Agreement in any way. Without derogating from the generality of the foregoing, for the removal of doubt, the provisions of the Research Agreement (including, without limitation, the provisions relating to reporting, access to data, confidentiality, publication, ownership and intellectual property, license rights, indemnification, etc.) will apply to the Proprietary Materials. Any capitalized terms not otherwise defined in this Material Transfer Agreement shall have the meaning(s) set forth in the Research Agreement.

Agreement by [NAME OF PARTY]:

(Signature)	(Date)
Name:
Title:

Acceptance of request and authorization to ship Proprietary Materials:

[INSERT EXACT LEGAL NAME OF CORRECT PARTY]

(Signature)	(Date)
Name:
Title:

(Signature)	(Date)
Name:
Title:

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE COMMISSION.